Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Skyframes, Inc., of our report dated November 4, 2003, relating to the financial statements of Skyframes, Inc. for the year ended June 30, 2003.



Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah
December 2, 2003